Exhibit 32.1

Statement of Chief Executive Officer and Chief Financial Officer

Pursuant to Section 1350 of Title 18 of the United States Code

In connection with the Quarterly Report on Form 10-Q of Fintech Scion Limited (the “Company”) for the quarter ended March 31, 2024 (the “Report”), the undersigned, Lim Chun Hoo and Colin Ellis, the Chief Executive Officer and Chief Financial Officer, respectively, of Fintech Scion Limited (the “Company”), hereby certify that based on the undersigned’s knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (15 U.S.C. 78m or 78o(d)), and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods covered by the Report.

Date: November 19, 2024	By:	/s/ Lim Chun Hoo
	Name:	Lim Chun Hoo
	Title:	Chief Executive Officer
(Principal Executive Officer)

Date: November 19, 2024	By:	/s/ Colin Ellis
	Name:	Colin Ellis
	Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)